Exhibit 99(a)

Household Home Equity Loan Trust 2001-1


Original Principal Class A                      621,170,000.00
Number of Class A Bonds (000's)                     621,170.00
Original Principal Class M                       95,560,000.00
Number of Class M Bond (000's)                       95,560.00

                                                                      Sum of
                                                                    01/20/2002
Distribution Date                                                  to 12/20/2002
                                                                    Total 2002

CLASS A
Principal Distribution                                            352,029,952.74
Class A Interest Distribution                                      20,350,338.89

Total Distribution Amount - Class A                               372,380,291.63


CLASS M
Principal Distribution                                             54,158,454.24
Interest Distribution                                               3,417,187.09

Total Distribution Amount                                          57,575,641.34